                                                                  EXHIBIT 10.1

                               RODI Power Systems, Inc.
                           1992 Incentive Stock Option Plan

    1. PURPOSE: The purpose of the RODI Power Systems, Inc. (RODI) 1992 Incentive Stock option Plan (the Plan) is to provide a means whereby employees may be granted options to purchase the Common Stock of RODI in order to provide added incentive to them by encouraging stock ownership in RODI.

    2. ADMINISTRATION: This 1992 Plan will be administered by the Board of Directors of RODI. The interpretation and construction by the Board of any terms or provisions of the Plan shall be conclusive and binding on all interested parties so long as such interpretation and construction corresponds to the requirements of the Internal Revenue Service Code
    Section 422A and any amendments thereto.

    3. STOCK TO BE OPTIONED: The stock to be optioned under this 1992 Plan shall be the common stock of RODI with a par value of $0.01 presently authorized by unissued. The aggregate amount of stock to be issued under this 1992 Plan shall not exceed six million (6,000,000) shares. If any option covered by the plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares may be offered to other qualified employees at RODI's discretion.

    4. ELIGIBILITY: Options will be limited to those founding employees and directors under contract and in good standing on or before 1 April 1997.

    5. TERMS AND CONDITIONS: Options granted under this plan shall be evidenced by written agreements which, except for the terms and conditions explicitly set forth in the Plan, shall contain such terms, conditions, limitations and restrictions as the Board shall deem advisable. All such agreements shall provide the following:

         5.1 NUMBER OF SHARES AND PRICE: Each option shall specify the maximum number of shares that may be purchased pursuant to the exercise thereof and the price per share at which it is exercisable. The exercise price shall be established by the Board. The Board shall act in good faith to establish prices which shall be not less than the fair market value per share of Rodi Common Stock which is the subject of the option at the time the option is granted.

         5.2 TERM AND MATURITY: The term of each option shall be established by the Board and shall not exceed 10 (ten) years from the date it is grated.

         5.3 EXERCISE: Subject to the terms of subsection 5.2 and any vesting schedule established by the Board, each option may be exercised in whole or in part; provided that no fewer than 1000 shares (or the remaining shares if the balance is less than 1000 shares) may be purchased upon any exercise of option rights. Options shall be exercised by delivery to the Company of a written notice of the number of shares to be exercised, together with the exercise price, for the Common Stock being purchased.

         5.4 NON-TRANSFERABILITY OF OPTION: Options granted under the Plan, and the rights and privileges conferred thereby, may not be transferred, assigned, pledged or hypothecated in any manner without written consent of RODI and shall not be subject to attachment or similar process.

         5.5 TERMINATION OF EMPLOYMENT: If the optionee ceases to be associated with the company by voluntary termination or dismissal for cause, for any reason other than death or total disability, during the optionee's contract period, the option shall terminate immediately and all unexercised option shares shall be forfeited 90 (ninety) days following the effective date of termination. All shares not already exercised may, at the discretion of the Board, be offered to other optionees.

         5.6 DEATH OR DISABILITY: If an optionee dies or becomes totally disabled while they are employed in good standing with RODI, their option will continue with the person(s) to whom the optionee's rights pass or by the applicable laws of descent and distribution.

    6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION: The aggregate number of shares covered by each outstanding option shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of RODI resulting from a split or consolidation of shares or any like capital adjustment.

    7. AMENDMENT AND TERMINATION: The Board may at any time suspend, amend or terminate the 1992 Incentive Stock Option Plan. Unless sooner terminated, the 1992 Plan shall terminate 5 (five) years from the date the Plan is adopted.

    8. EFFECT: The 1992 Incentive Stock Option Plan is effective as of November 11, 1992, by majority vote of the shareholders of RODI Power Systems, Inc. of record on that date.

                                            Attested: /s/ Gwendolyn Spain
                                                      --------------------
                                                      Gwendolyn Spain
                                                      Secretary